Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Exhibit 10.3

SOFTWARE SUB-LICENCE AGREEMENT TO SOPHIA GENETICS

BETWEEN THE UNDERSIGNED, SATT AQUITAINE, Aquitaine Science Transfert, SAS, SIRET number [**], whose head office is located at [**], hereinafter referred to as “SATT Aquitaine” and SOPHiA GENETICS SA, a company duly incorporated under the laws of Switzerland, bearing the registration number CH-550.1.086.569-3 in the Commercial Register of the Canton of Vaud, domiciled at Rue du Centre 172, 1025 St-Sulpice, Switzerland, represented by [**], duly authorised for this purpose, hereinafter referred to as “SOPHiA GENETICS”.

SATT Aquitaine and SOPHiA GENETICS will hereinafter be collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS,

[**] and several researchers from the University of Bordeaux, the CNRS (Centre National de la Recherche Scientifique [French National Centre for Scientific Research]), the Polytechnic Institute of Bordeaux and INRIA (Institut national de recherche en informatique et en automatique [National Institute for Research in Digital Science and Technology]) have carried out joint work, within the framework of the joint “MONC” (Modélisation en ONCologie [Oncology Modelling]) project team.

As part of the future investment programme, the SATT Aquitaine project was selected by a decision of the Prime Minister on 19 January 2012. The statutes of SATT Aquitaine were signed on 17 July 2012. The main purpose of SATT Aquitaine (with the designation Aquitaine Science Transfert), is to finance the filing and maintenance of intellectual and industrial property rights and manage licensing portfolios.

In this respect, on 10 April 2015, the SATT Aquitaine Investment Committee studied the co-maturation project entitled “Nénuphar”, reference “PJ_2014-131”, based on the work of the MONC project team and three (3) software applications: “Muppet”, developed by [**], “Méta Lung”, developed by [**], and “Cadmos”, developed by [**].

This co-maturation project led to the development of two other software applications: “NENUCORE” and “NOSTRADAMUS” and an updated version of “Cadmos”.

In accordance with [**], SATT Aquitaine has been granted an exclusive licence for the economic rights over the Software Applications.

SOPHiA GENETICS is a Swiss company that specialises in artificial intelligence for data-based medicine and operates the SOPHIA DDM® platform, among other things, and provides integrated diagnostic solutions to healthcare professionals.

As such, SOPHiA GENETICS has expressed its interest in obtaining from SATT Aquitaine, the concession of a non-exclusive sub-licence for the Domain, of the economic exploitation rights to the Software Applications, in particular with a view to creating and exploiting Derivative Software from the source codes of the Software for use on a software platform subject to the terms and conditions set out in that sub-licence.

The Parties therefore agree to hereby formalise the applicable terms and conditions of the aforementioned sub-licence.

THEREFORE, THE Parties AGREE THE FOLLOWING:

As used in this Agreement, the following terms shall have the following meanings, provided they are capitalised, whether used in the plural or in the singular:

“Affiliate” shall mean any legal entity that:

•	controls SOPHiA GENETICS, directly or indirectly; or

•	comes under the same direct or indirect control as SOPHiA GENETICS; or

•	is controlled directly or indirectly by SOPHiA GENETICS.

A legal entity is considered to be controlling another within the meaning of Articles L.233-1 and L233-3 of the French Commercial Code, when it:

•	directly or indirectly owns more than half of the capital of another company;

•	directly or indirectly owns a fraction of the capital conferring on it the majority of voting rights at this company’s general meetings;

•	effectively determines the decisions in this company’s general meetings due to the voting rights that it owns;

•	is a partner or shareholder of this company and has the power to appoint or dismiss the majority of the members of the administrative, management or supervisory bodies of this company.

A legal entity is presumed to exercise this control when it holds, directly or indirectly, more than 50% (fifty percent) of the voting rights and no other partner or shareholder directly or indirectly holds a greater percentage.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

The rights granted to Affiliates under the terms of this Agreement are applicable only to legal entities that have the status of Affiliate at the time of exercise of these rights. In the event that a legal entity loses the status of Affiliate during the term of this Agreement, the rights acquired by this legal entity as a result of its status as an Affiliate shall expire immediately, unless agreed in writing by SATT Aquitaine. Conversely, a legal entity that becomes an Affiliate shall also acquire the rights relating thereto.

“Agreement” shall mean the present agreement confirming Maturation Project outcomes, and specifically the non-exclusive sub-licence for the economic rights over the Software Applications.

“Commercial Intermediaries” shall mean all companies or legal entities and/or all professional individuals, acting independently, in their own name (such as the broker) or in the name of SOPHiA GENETICS and/or its Affiliates, and on behalf of SOPHiA GENETICS, serving as a commercial intermediary for SOPHiA GENETICS for the marketing of services based on the Software Applications.

“Co-Owners” shall mean the institutions that co-own the Software Applications. These are the University of Bordeaux, Bordeaux INP (National Polytechnic Institute), CNRS, INRIA and Bordeaux University Hospital.

By “Derivative Software”, we mean all derived or composite works (computer software, software packages and related documentation), that are based upon the Software Applications, including but not limited to translation, adaptation, arrangement or any other modification of the Software Applications and which include all or some of the lines of Software code.

Also, within this Agreement, the term Derivative Software shall include all future versions of the Software Application.

“Domain” shall mean the field of oncology.

“Effective Date” shall mean the latest signature date of this Agreement by all the Parties.

“Representative” shall mean the institution designated by the Co-Owners of the Software, in application of Decree No. 2014-1518, to exercise the rights and obligations set out in Article 2 of the aforementioned text.

“SATT Licence” shall mean an exclusive licence agreement relating to the maturation results and the Software Applications granted by the Co-Owners’ Representative to SATT Aquitaine.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

“Service” shall mean the service provided by SOPHiA GENETICS or SOPHiA GENETICS Affiliates, or commercial intermediaries on behalf of SOPHiA GENETICS, through the use and operation of all or part of the Software.

“Software Applications” or “Software” shall mean the executable code and the source code of the following Software Applications:

•

Cadmos version 1.1 dated 11 March 2017, developed by [**] (CNRS employee), filed with the APP (Agence pour la Protection de Programmes [Programme Protection Agency]) on 31 March 2017 under reference number [**];

•

NOSTRADAMUS version 0.1 dated 11 March 2017, which was developed between January 2015 and 11 March 2017 by [**] (CNRS employee), [**] (Bordeaux INP employee), [**] ( University of Bordeaux employee), [**] (INRIA employee) and [**] (Bordeaux University employee); it was filed on behalf and in the names of the CNRS, the University of Bordeaux, Bordeaux INP and INRIA on 30 March 2017, under reference number [**];

•

NENUCORE, developed by [**] (Bordeaux University Hospital and the University of Bordeaux employee), [**] (INRIA employee), [**] (INRIA employee) and [**] (INRIA employee); it was filed on behalf and in the name of the CNRS, the University of Bordeaux, Bordeaux INP and INRIA and the Bordeaux University Hospital, on 30 March 2017, under reference number [**].

The IDDN certificates for the Software Applications are included in [Appendix 1].

“Territory” shall mean the whole world.

ARTICLE 1

PURPOSE, TYPE AND SCOPE OF THE AGREEMENT

By way of this Agreement, SATT Aquitaine hereby grants SOPHiA GENETICS, who so accepts, a non-exclusive sub-licence for the economic exploitation rights of the Software, in the Domain and in the Territory through the performance of Services, for the benefit of end customers.

The economic exploitation rights granted by SATT Aquitaine to SOPHiA GENETICS also include the right to use Commercial Intermediaries.

The economic rights granted also include the right of SOPHiA GENETICS Affiliates to perform Services.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

In the event that SOPHiA GENETICS uses Commercial Intermediaries in application of the previous paragraph, SOPHiA GENETICS shall be responsible for ensuring that each of the Commercial Intermediaries respects the operating obligations incumbent upon it, in accordance with this Agreement.

Insofar as this Agreement is a non-exclusive sub-licence, SATT Aquitaine may only grant non-exclusive sub-licences to third parties in the Domain and in the Territory for the duration hereof.

SATT Aquitaine and SOPHiA GENETICS also recognise that the Co-Owners retain the right to use the Software and Derivative Software produced by themselves, individually or in collaboration with third parties, for research purposes in any relevant technical field of application.

ARTICLE 2

ENTRY INTO FORCE AND DURATION OF THE AGREEMENT

This Agreement shall take effect from the Effective Date and SOPHiA GENETICS may use the Software for a period of fifteen (15) years and shall then cease to have effect, except in the event of early termination in accordance with the provisions of Article 12 of this Agreement.

ARTICLE 3

TRANSFER OF THE SUB-LICENCE AGREEMENT

Section 3.01. This Agreement is concluded intuitu personae. Consequently, the Agreement is personal, non-assignable and non-transferable.

Section 3.02. In the event of any change, such as takeover, merger, acquisition, sale or transfer of SOPHiA GENETICS or its activities to another legal entity, thereby modifying the intuitu personae nature hereof (hereinafter referred to as “Reorganizations”), SOPHiA GENETICS shall inform SATT Aquitaine in writing with acknowledgement of receipt.

Section 3.03. In the event that the intuitu personae nature hereof should cease to exist, SATT Aquitaine may terminate this Agreement, on condition that it justifies in writing within [**] from the notification of the Reorganization that the Reorganization of SOPHiA GENETICS would place SATT Aquitaine in a situation of conflict of interest and/or would damage SATT Aquitaine and/or the Co-Owners, the protection of the scientific and technical potential of the Nation and/or would be contrary to public policy or morality.

In the event that SATT Aquitaine does not oppose the Reorganization, it is hereby understood that, in any event, the legal entity shall be subject to the same obligations as those applied to SOPHiA GENETICS under the terms of this Agreement, unless the new Parties agree otherwise.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

ARTICLE 4

TYPE AND SCOPE OF RIGHTS GRANTED

Section 4.01. Type and Scope of Rights Granted on the Software. Subject to the fulfilment of the obligations hereof, and in particular the payment of a fixed fee set out in Article 5 below, SATT Aquitaine hereby grants SOPHiA GENETICS, who so accepts, a non-exclusive sub-licence for the economic rights listed below, to the Software in the Domain and in the Territory, for the duration of this Agreement.

The economic exploitation rights hereby granted by SATT Aquitaine to SOPHiA GENETICS shall be limited to the following.

(a) Right to Reproduction and Adaptation.

The right to reproduction and adaptation includes the following:

(i) the right to reproduce, digitise and adapt all or part of the Software, individually or collectively with other works, in all languages and for any country, in any current or future format, known or unknown, intended for any medium and/or method and/or communication network;

(ii) the right to reproduce or have reproduced, all or part of the Software, individually or collectively, on any magnetic, optical or other medium, by automatic, analogue, digital, electronic or other means, and on any known or unknown medium, current or future, and in particular, but not limited to CD, DVD, etc. This right includes any reproduction and adaptation carried out by any known or unknown, current or future process, and in particular any temporary or permanent storage, transmission, uploading or downloading;

(iii) the right to adapt and develop all or part of the Software, individually or collectively; the right to make new versions of the Software, or new developments from the Software; the right to modify, arrange, assemble, condense, transcribe, mix, or migrate each element of the Software, individually or collectively, for any users, in any language, on any technical platform and through any medium and/or means and/or communication network.

(iv) The rights listed below authorise SOPHiA GENETICS to create Derivative Software.

(b) Right to Use.

The right to use includes the following:

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

(i) the right to use all or part of the Software, individually or collectively, and its adaptations, by any means, in particular but not limited to, the sale or hire for private or public use, in any format, by any process, on any medium, and on any technical platform, known or unknown, current or future, temporarily or permanently, to any users and through any medium and/or means and/or communication network;

(ii) the right to issue or have issued throughout the world all or part of the reproductions of all or part of the Software, individually or collectively, and of its adaptations for sale, hire or loan for public or private use, and in general, by any means of communication to users via any medium and/or means and/or communication network.

(iii) The right to use shall be manifested, in particular, by the sale of Services via a platform for end customers.

(iv) Notwithstanding the duration of the Agreement, SOPHiA GENETICS may freely use the Derivative Software that it has produced, at its own risk, for the duration of the copyright protection.

(c) Right to Representation and Communication.

The right to representation and communication includes the following:

(i) the right to represent and have represented all or part of the Software, individually or collectively, and its adaptations in all languages and in all countries, on any platform and according to any technical standard, current or future, known or unknown;

(ii) the right to communicate to users all or part of the Software, individually or collectively, or its adaptations by any process, paid or unpaid, direct or indirect, known or unknown, current or future, by wire or wireless and on any data distribution network, known or unknown, current or future. This right includes, in particular, sharing on any communication network, via Hertzian waves, cable, satellite, television broadcasting and, in general, by any means, on any network and according to any telecommunication protocol, current or future, known or unknown, including but not limited to GSM, DCS 1800 or 1900, UMTS, Wi-Fi, Wi-Max, Bluetooth, Wap, etc.;

(iii) the right to distribute all or part of the Software, individually or collectively, on internal or private networks, in particular companies’ networks, by any person governed by public or private law, free of charge or for payment.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

(iv) However, moral rights are out of the scope of the sub-licence. The Developers shall retain their moral rights and consequently their ownership must be mentioned.

Section 4.02. Access to Codes and Technical Assistance. It is understood between the Parties that SATT Aquitaine and the Co-Owners shall not provide any assistance of any kind, particularly technical, with regard to the Software within the scope of this Agreement.

The Software shall be delivered by post via FedEx to the SOPHiA GENETICS address within a maximum period of [**] from the signing of this Agreement.

A statement signed by the SOPHiA GENETICS contact as indicated in Article 19 shall be drawn up upon delivery of the Software and shall be sent to Aquitaine Science Transfert (AST).

This Agreement gives SOPHiA GENETICS the right to access the Software filed with the APP.

ARTICLE 5

FINANCIAL TERMS

In return for the economic exploitation rights of the Software in the Domain and in the Territory, and in particular of the right to create and use Derived Software, SOPHiA GENETICS shall pay SATT Aquitaine the one-off fee of [**] as of the date of receipt of the FedEx notification by SOPHiA GENETICS of the Software.

SATT Aquitaine shall issue its invoice in euros in accordance with the applicable legal provisions.

The sums due to SATT Aquitaine shall be paid in euros.

The sums due by SATT Aquitaine must be paid within [**] of the date of issue of an invoice by SATT Aquitaine, by bank transfer to the order of SAS SATT Aquitaine, [**].

Any amounts not paid by SOPHiA GENETICS within the aforementioned deadlines shall result in the application of late interest payments calculated pro rata temporis at [**] the statutory interest rate in force, without prejudice to SATT Aquitaine’s right to terminate this Agreement in application of Article 12.

The amounts payable by SOPHiA GENETICS to SATT Aquitaine shall be increased by the statutory taxes in force on the date of their due date, in particular VAT if applicable.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Notwithstanding the termination of the Agreement, the amounts received by SATT Aquitaine under the terms of this Agreement shall remain in any event definitively and irretrievably acquired by SATT Aquitaine and may not under any circumstances be returned to SOPHiA GENETICS.

In addition, the outstanding amounts payable by SOPHiA GENETICS on the date of expiry or termination of this Agreement must be paid to SATT Aquitaine.

ARTICLE 6

USE OF DISTINCTIVE MARKS

Without prejudice to the provisions of the following paragraph, SOPHiA GENETICS shall not, for any purpose whatsoever, including in the context of non-commercial operations, use the names “National Centre for Scientific Research” or “CNRS”, “University of Bordeaux” or “UBx”, “National Institute for Research in Digital Science and Technology” or “ INRIA”, “University Hospital Centre” or “CHU” or any brand, name, company name, image, logo, figurative sign or distinctive mark belonging to any of the Co-Owners or any adaptation thereof, including the name of the developers and any of the Co-Owners’ agents, for any public communication, without prior written consent for each use, from a legal representative who is duly authorised to engage the Co-Owner and/or, where applicable, the individual concerned, in this capacity.

In order to obtain this agreement, SOPHiA GENETICS shall specifically notify the Co-Owner or individual person concerned of the transaction affected as well as the form of this representation, its duration and the context in which SOPHiA GENETICS wishes to use the distinctive mark, sign, company name, brand, image, logo or figurative sign of one or more institutions and/or the individual’s name.

In any case, and even if one or more Co-Owner(S) and/or SATT Aquitaine have given their authorisation for the use proposed by SOPHiA GENETICS, the distinctive marks, signs, company names, brands, images, logos and figurative signs belonging to one or more Co-Owners or to SATT Aquitaine may not be used by SOPHiA GENETICS in a way which, by virtue of the form and/or the context, can be interpreted as a guarantee granted by the Co-Owners and/or SATT Aquitaine with regards to the Software or any of SOPHiA GENETICS’ products or services whatsoever.

SOPHiA GENETICS shall ensure that its Commercial Intermediaries and Affiliates are bound by the same obligations.

For the sole purpose of providing information on the origin of this sub-licence, the words “Licence relating to intangible assets financed by SATT Aquitaine and INRIA” may appear on any advertising document, technical or explanatory note relating to the Services. SOPHiA GENETICS shall be responsible for ensuring that this statement, by its form and by the context in which it is placed, cannot be interpreted as any guarantee by SATT Aquitaine concerning the Software and/or Services.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

ARTICLE 7

CONFIDENTIALITY

Section 7.01. Each Party shall preserve the confidentiality of the scientific and technical information belonging to each of the Parties and any information of any nature whatsoever relating to each of the Parties or Co-Owners of which it may become aware during pre-contractual negotiations or during the execution of this Agreement.

Each of the Parties may only publish or communicate all or part of the aforementioned confidential information to third parties with the written consent of the other Party. Each of the Parties shall inform the other Party or the Co-Owners in advance, by registered letter with acknowledgement of receipt, of the form and content of the communication or publication. The other Party or the Co-Owners concerned will then have [**] following receipt of the notification to refuse the communication or publication, in the event that it would cause damage to the interests of one of the other Parties and/or to the protection of scientific and technical potential. In the event that the other Party fails to respond within the aforementioned period, the publication or communication is deemed to be accepted.

In particular, the Parties shall maintain and ensure the maintenance of the confidentiality of all the knowledge shared with them via the Software, which belongs to the Co-Owners.

Section 7.02. The Parties shall ensure that their staff and any person attached to their service in any capacity whatsoever shall also be bound by this duty of confidentiality.

Section 7.03. The duties of confidentiality to which the Parties are bound in accordance with this Article 7 shall not apply to information for which the Parties can prove that:

(a) they disclosed it after obtaining the prior written authorisation of the other Party or the Co-Owners;

(b) it belonged in the public domain at the time of its communication by the other Party or the Co-Owner, or that it entered the public domain after this communication through no fault of the other Party;

(c) it has been lawfully received from a third party;

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

(d) they were obliged to disclose the information by application of a mandatory legal or regulatory provision or by the application of a final court decision or an arbitration award.

The above exceptions are not cumulative.

Section 7.04. The Parties shall not file a patent application or other Industrial Property titles including the other Party’s scientific and technical information, of which it may become aware during pre-contractual negotiations or during the execution of this Agreement, and in particular scientific and technical information about the Software, without having obtained the prior written authorisation of the other Party or the Co-Owners.

Section 7.05. This duty of confidentiality shall remain in force for the duration of this Agreement and for [**] after its expiry or its termination and with regard to expertise until the information enters the public domain.

ARTICLE 8

OWNERSHIP OF SOFTWARE AND DERIVATIVE SOFTWARE

The Software is the exclusive property of the Co-Owners.

The licensing does not involve the transfer of any property rights to SOPHiA GENETICS.

SOPHiA GENETICS shall take all necessary measures to protect the property rights of the Software and to respect the moral rights of the developers.

The Parties shall inform each other of any infringement of rights to the Software of which they are aware.

Derivative Software produced by SOPHiA GENETICS shall be the property of SOPHiA GENETICS in accordance with Article L.113-4 of the French Intellectual Property Code. Therefore, they shall be free to use it without any other fee than that which has already been paid under Article 5 of this Agreement.

Derivative Software produced exclusively by one or more Co-Owners shall be the exclusive property of the Co-Owners concerned in accordance with article L.113-4 of the French Intellectual Property Code.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

ARTICLE 9

USE

SOPHiA GENETICS shall use the Software effectively, directly and/or indirectly, in the Territory through the provision of Services in the Domain. In addition, SOPHiA GENETICS shall make all reasonable effort that, in its sole discretion, it deems necessary for the operation of the Services based on the Software.

ARTICLE 10

GUARANTEES

Section 10.01. The Software Applications are research prototypes. It is therefore the responsibility of SOPHiA GENETICS to ensure that its technical characteristics and functionalities correspond to its needs.

Section 10.02. As a result, SATT Aquitaine grants the Software “as is” and does not guarantee SOPHiA GENETICS against any faults and operating anomalies thereof. SOPHiA GENETICS agrees to use the Software at its own risk.

Section 10.03. SOPHiA GENETICS agrees that neither SATT Aquitaine nor the Co-Owners shall be bound by any guarantee from SOPHiA GENETICS with a view to ensuring the proper functioning or updating or operation of the Software.

Section 10.04. SOPHiA GENETICS is solely responsible for the development of the Software in order to adapt it to its mode of operation and to ensure that the Services are in compliance with applicable laws and regulations.

Section 10.05. SATT Aquitaine declares that on the date of the Agreement coming into force it is not aware of any third-party rights that may affect the operation of the Software.

ARTICLE 11

INFRINGEMENT

Section 11.01. SATT Aquitaine and SOPHiA GENETICS shall keep each other fully and rapidly informed of any infringement of which they may be aware by a third party in relation to the Software. SOPHiA GENETICS must promptly inform SATT Aquitaine of any complaints and infringement actions that may be initiated against SOPHiA GENETICS on the basis of the Software.

Section 11.02. In the event that infringement proceedings are brought against SOPHiA GENETICS and/or its Commercial Intermediaries and/or Affiliates during the operation of the Software, SATT Aquitaine shall provide SOPHiA GENETICS with the information at its disposal with a view to the defence of SOPHiA GENETICS or its Commercial Intermediaries and/or Affiliates.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

In the event that SOPHiA GENETICS were to be convicted as a result of such infringement proceedings, SOPHiA GENETICS shall exonerate SATT Aquitaine and the Co-Owners. SOPHiA GENETICS shall refrain from impleading SATT Aquitaine and/or the Co-Owners and may not claim therefrom any compensation, nor reimbursement of any amounts already paid to SATT Aquitaine nor any reduction of amounts outstanding at the time of the ruling of the final court decision.

SOPHiA GENETICS shall ensure that its Commercial Intermediaries and Affiliates shall be bound by the same terms as those defined herein.

Section 11.03. In the event of an infringement of all or part of the Software by a third party, SATT Aquitaine may initiate legal proceedings against the infringing third party at its own expense, it being understood that they shall have full and irrevocable entitlement to any compensation and damages awarded by the court.

This stipulation shall not prevent SOPHiA GENETICS from intervening in the proceeding, at its own expense, to obtain compensation for its own specific damages. SOPHiA GENETICS shall have full and irrevocable entitlement to any compensation and damages awarded thereto as a result of such proceedings.

Section 11.04. Notwithstanding the termination or expiry of this Agreement, the provisions of this Article 11 shall remain in force.

ARTICLE 12

TERMINATION – EXPIRY

Section 12.01. This Agreement will be terminated automatically in the event of cessation of activity, dissolution or voluntary liquidation of SOPHiA GENETICS.

In the event that SOPHiA GENETICS is the subject of judicial reorganisation or liquidation proceedings, this Agreement shall be automatically terminated after formal notice has been sent to the administrator and remained unanswered for more than [**], subject to the provisions of Articles L. 622-13 and L.641-10 of the French Commercial Code.

Section 12.02. This Agreement may be automatically terminated by either of the Parties in the event of non-performance by the other Party of one or more of the obligations contained in its various clauses, and in particular Article 1 (purpose, type and scope of the agreement), to Article 4 (Type and scope of the rights granted) and to Article 5 (Financial Terms). This termination shall only take effect [**] has sent a registered letter with acknowledgement of receipt setting out the grounds for the complaint, unless,

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

within this period, the defaulting Party has fulfilled its obligations or has provided proof of an impediment resulting from a case of force majeure. The exercise of this right of termination does not exempt the defaulting Party from fulfilling its contractual obligations until the effective date of the termination, without prejudice to the payment of damages owed by the defaulting Party in compensation for any damage suffered by the complainant Party as a result of the early termination of this Agreement.

In the event of termination for fault, negligence or non-compliance with a provision of this Agreement on the part of SATT Aquitaine, the right to use Derived Software by SOPHiA GENETICS and, in particular, the right to market the Services incorporating the Derivative Software shall not be restricted in any way.

Section 12.03. In the event of termination of this Agreement:

(a) SOPHiA GENETICS shall not disclose and no longer use or allow all or part of the Software to be used directly or indirectly until the elements of the Software have clearly entered into the public domain.

(b) SOPHiA GENETICS shall return to SATT Aquitaine, [**] following the expiry or termination of this Agreement, all documents and the various materials relating to the Software that SATT Aquitaine and/or the Co-Owners have forwarded without being able to retain a copy.

(c) SOPHiA GENETICS shall ensure that its Affiliates are bound by the above obligations.

Section 12.04. In the event of termination of this Agreement, any agreements concluded with Commercial Intermediaries shall be terminated automatically on the termination date of this Agreement.

ARTICLE 13

ENTIRE AGREEMENT AND LIMITS OF THE AGREEMENT

Section 13.01. This Agreement together with its appendix defines all the obligations of the Parties with regard to its subject matter. No general or specific condition contained within documents sent or given by the Parties may be incorporated into this Agreement.

Section 13.02. This Agreement may only be modified or renewed by an amendment signed by the representatives of the Parties, duly authorised for this purpose.

Section 13.03. It is specified that the relations established between the Parties under this Agreement do not confer any rights other than those mentioned in this Agreement.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

ARTICLE 14

TITLES

In the event of any difficulties of interpretation between any clause title and any of the clauses, the titles will be deemed non-existent.

ARTICLE 15

UNENFORCEABLE PROVISIONS

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction—and in particular, European Union law—or following a final decision of a competent court, shall be so only to the extent of such prohibition or unenforceability, but all the remaining provisions shall remain valid and enforceable and the Parties shall proceed without delay to the necessary modifications respecting, as far as possible, the intent that existed at the signature date of this Agreement.

ARTICLE 16

WAIVER

The fact that one Party does not pursue a breach by the other Party of any of the obligations referred to in this Agreement cannot be interpreted in the future as a waiver of the obligation in question.

ARTICLE 17

DISPUTES – APPLICABLE LAW

Section 17.01. This Agreement is governed by French laws and regulations.

Section 17.02. In the event of difficulty regarding the validity, interpretation or performance of this Agreement, the Parties shall endeavour to resolve their dispute amicably.

Section 17.03. In the event of a persistent disagreement, lasting more than [**], from the first notification concerning the dispute, the dispute shall be brought before the competent French courts.

Section 17.04. This Article shall remain in force notwithstanding all cases of expiry or termination of this Agreement.

ARTICLE 18

LANGUAGES

This Agreement has been drawn up solely in the French language.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

ARTICLE 19

NOTIFICATIONS – INFORMATION

Any notification required under this Agreement shall be sent by registered post with acknowledgement of receipt, to the relevant Party at the following address:

For SOPHiA GENETICS:

For the Attention of [**]; Rue du Centre 172, CH-1025, St-Sulpice, Switzerland—copy to [**]

For SATT Aquitaine:

For the Attention of [**]

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Made in two (2) original copies: one (1) for SATT Aquitaine and one (1) for SOPHiA GENETICS.

Signed in TALENCE, On 30.11.2017		Signed in ST SULPICE (Switzerland), On 30.11.2017

SATT AQUITAINE		SOPHIA GENETICS SA

By:	/s/ on behalf of SATT Aquitaine	By:	/s/ on behalf of SOPHiA GENETICS SA
	Name: [**]		Name: [**]
	Title: [**]		Title: [**]

	[Seal: AQUITAINE SCIENCE TRANSFERT	By:	/s/ on behalf of SOPHiA GENETICS SA
	Innovation accelerator		Name: [**]
	(AT 2017—148 VISA)]		Title: [**]

[Signature Page to Software Sub-License Agreement]

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

APPENDIX 1

IDDN SOFTWARE CERTIFICATES

[**]

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.